Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Annual Report on Form 10-K of Helios & Matheson North America Inc. for the year ended December 31, 2008, I, Salvatore M. Quadrino, the principal executive officer and principal financial officer of Helios & Matheson North America Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	such Annual Report on Form 10-K for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Annual Report on Form 10-K for the year ended December 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Helios & Matheson North America Inc., on a consolidated basis.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K.

Date: March 31, 2009	/s/ Salvatore M. Quadrino

	Name:	Salvatore M. Quadrino
	Title:	Interim Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer) (Principal Financial Officer)
A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.